Exhibit 10.3

AWARD AGREEMENT

UNDER THE AMENDED AND RESTATED
ALLIANCE PARTNERS COMPENSATION PLAN

You have been granted an award under the Amended and Restated Alliance Partners Compensation Plan (the “Plan”), as specified below:

Participant:	CALVERT, BRUCE

Amount of Award:	$1,500,000

Date of Grant:	12/31/02

In connection with your award (the “Award”), you, Alliance Capital Management Holding L.P.(“Holding”) and Alliance Capital Management L.P. (“Alliance”) agree as set forth in this agreement (the “Agreement”).  The Plan provides a description of the terms and conditions governing the Award.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms have the meanings given them in the Plan, unless specifically stated otherwise in the Agreement.

You will be asked to make an election with respect to the investment of your Award as described in Section 3(b) of the Plan.  Once you have made this election in accordance with the terms of the Plan and the election form, your Award will be treated as invested in either restricted Units of Holding, or in one or more designated money-market, debt or equity fund sponsored by Alliance or its Affiliate in accordance with the terms of the Plan applicable to Post-2000 Awards.

It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon you.  The Committee is under no obligation to treat you or your award consistently with the treatment provided for other participants in the Plan.

This Agreement does not confer upon you any right to continuation of employment by a Company, nor does this Agreement interfere in any way with a Company’s right to terminate your employment at any time.

This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

This Agreement will be governed by, and construed in accordance with, the laws of the state of New York (without regard to conflict of law provisions).

This Agreement and the Plan constitute the entire understanding between you and the Companies regarding this award.  Any prior agreements, commitments or negotiations concerning this award are superseded.  This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of  12/31/02.

Alliance Capital Management L.P.
By:	Alliance Capital Management Corporation, General Partner

/s/ Robert Joseph
Signature

Participant

/s/ Bruce Calvert
Signature

CALVERT, BRUCE